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                      EMPLOYMENT AGREEMENT
                               OF
                         STEVEN J. BLAD

       THIS EMPLOYMENT AGREEMENT of STEVEN J. BLAD (this "Agreement") is entered into this 10 of August 1999, and for all intents and purposes is effective as of the 1st day of January, 2000 (the "Effective Date") by and between CASINOVATIONS INCORPORATED, a Nevada corporation (the "Company") and STEVEN J. BLAD (the "Employee").

     The parties recite that:

     (a)  Employee is currently the President and Chief
Executive Officer of the Company, and the Company desires to retain the services of said Employee under the terms and conditions of this Agreement

     (b) The Employee and the Company will receive benefits from this Agreement, and as such, each agrees to be bound under the terms and conditions of this Agreement, including the non-competition and non-disclosure contained herein.

      (c) The Company desires the knowledge, skills and ability of the Employee for the benefit of the Company.

      (d) The Employee wishes to be retained by the Company in accordance with the terms of this Agreement.

      (e) The Employee recognizes the legitimate need of the Company for protection of its confidential information.

      (f) The Company recognizes and acknowledges the value of the Employee's services and deems it necessary and desirable to retain the Employee's services for the period herein described.

     NOW THEREFORE, in consideration of the mutual promises set forth herein, the Company and the Employee agree as follows:

     1.  EMPLOYMENT

     The Company hereby retains the Employee upon the terms and conditions hereinafter set forth, and the Employee hereby accepts said terms and conditions.

     2.  TERM AND RENEWAL

     Except as otherwise provided, this Agreement shall commence as of January 1, 2000, and continue for a term of three (3) years, subject to the early termination provisions of Article 8. At the expiration date of this Agreement, it shall be considered renewed for regular successive one (1) year terms unless either party submits a notice of termination thirty (30) days prior to the end of the preceding period.

     3.  DUTIES

     The Company hereby retains the Employee as President and Chief Executive, and the Employee hereby promises to perform the duties related thereto and to perform such other duties as the Company may from time to time

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assign. As  directed by the appropriate representative(s) of  the
Company,   the  Employee  shall  also  render  services  for  and
perform  duties   for  entities related to the  Company  and  for
persons  or entities  having a contractual relationship with  the
Company  requiring  the Company  to provide  such  services.  The
Employee  shall  perform   all of his duties  at  such  place  or
places and at such times as the Company shall in good faith require and as the interest, needs, business, or opportunity of the Company shall require. The Company, through its Board of Directors, retains the right to supervise the Employee in the performance of his duties.

     4.  TIME AND EFFORTS OF EMPLOYEE

     So long as this Agreement continues in effect, the Employee promises to devote his exclusive time and energies to the business affairs of the Company necessary to achieve the business objectives of the Company; use his best efforts, skills, and abilities to promote the Company's interest; perform the duties described in Article 3 of this Agreement; and to perform such other duties as may be assigned to him by the Company.


     5.  COMPENSATION AND BENEFITS

     5.1 Compensation.   For  all  services   rendered   by   the
Employee under this Agreement and the Employee's obligations under Articles 6 and 7 herein, Employee will be compensated as follows:

         (a) Base Salary. The Employee shall receive a "Base Salary" for each calendar month under the term of this agreement of Twenty Three Thousand Five Hundred Dollars ($23,500.00) through December 31, 2000, or until such time as a new Base Salary is negotiated. The Base Salary shall be reviewed on an annual basis and shall be payable in equal semi-monthly installments on the first and fifteenth of each month.

         (b)  Stock  Options.  In  addition  to  the Base Salary,
Employee shall receive "Stock Options" to purchase up to four hundred thousand (400,000) shares of the Company's common stock
("Shares") under the following terms and conditions:

                   (i) Upon the Effective Date of this Agreement,
          the  Employee shall have a vested right to  acquire  up
          to   one  hundred  thousand  (100,000)  Shares  at  Two
          Dollars and Fifty Cents ($2.50) per Share.

                   (ii) Upon the Employee fulfilling his obligations and the Company reaching its goals for 2000, as established by the Board of Directors of the Company, the Employee shall have the right to acquire up to an additional one hundred thousand (100,000)
          Shares  at  Two  Dollars and Fifty  Cents  ($2.50)  per
          Share. The determination of whether the Employee has met his obligations and the Company has reached its goals shall be made at the discretion of the Company's Board of Directors. The Employee shall be entitled to a meeting with the Board of Directors during January, 2001, to discuss the option to be paid hereunder, if any. The Stock Options to be issued under this subparagraph shall be vested in the Employee on
          January 31, 2001, subject to the requirement that Employee continue to be President and Chief Executive Officer of the Company on January 31, 2001.

                   (iii) Upon the Employee fulfilling his obligations and the Company reaching its goals for 2001, as established by the Board of Directors of the Company, the Employee shall have the right to acquire up to an additional one hundred thousand (100,000)
          Shares  at  Two  Dollars and Fifty  Cents  ($2.50)  per
          Share. The determination of whether the Employee has met his obligations and the Company has reached its goals shall be made at the discretion of the Company's Board of Directors. The Employee shall be entitled to a meeting with the Board of Directors during January, 2002, to discuss the option to be paid hereunder, if any. The Stock Options to be issued under this subparagraph shall be vested in the Employee on
          January 31, 2002, subject to the requirement that Employee continue to be President and Chief Executive Officer of the Company on January 31, 2002.

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                   (iv)   Upon   the  Employee   fulfilling   his
          obligations and the Company reaching its goals for 2002, as established by the Board of Directors of the Company, the Employee shall have the right to acquire up to an additional one hundred thousand (100,000)
          Shares  at  Two  Dollars and Fifty  Cents  ($2.50)  per
          Share. The determination of whether the Employee has met his obligations and the Company has reached its goals shall be made at the discretion of the Company's Board of Directors. The Employee shall be entitled to a meeting with the Board of Directors during December, 2002, to discuss the option to be paid hereunder, if
          any.   The  Stock  Options  to  be  issued  under  this
          subparagraph  shall  be  vested  in  the  Employee   on
          December 31, 2002, subject to the requirement that Employee continue to be President and Chief Executive Officer of the Company on December 31, 2002.

                   (v) The Stock Options must be exercised within five (5) years from the date the Employee's rights are vested hereunder. The Shares will be issued within thirty (30) days after the Employee notifies the Company of his intent to exercise the options under this Agreement and tenders the purchase price to the Company. The Company offers no warranty as to the tradability of the Shares or as to whether such Shares will be registered with the Securities and Exchange Commission.

                   (vi) If the Company is to be sold, the portion of the Stock Options granted pursuant to paragraph 5.1 (b)(i)-(iv) of this Agreement which have not yet vested shall vest in the Employee thirty (30) days prior to such sale.

                   (vii) If the Company is sold, all of the Stock Options granted to Employee by virtue of paragraph
          (vi) must be exercised as of the last business day prior to the sale of the Company, unless Employee and the purchaser of the Company agree otherwise.

                   (viii)  For  purposes  of  paragraph  5(b)(vi)
          hereof, the Board of Directors shall notify the Employee in writing of (1) the impending sale, (2) the right of the Employee to exercise the Stock Options, and (3) the terms and conditions of the proposed sale of the Company. For purposes of this Agreement, the Company shall be deemed sold if substantially all of its assets are sold, including patents and goodwill, or the Company's stock is sold or transferred causing the person or persons who currently have majority control of the Company to be the beneficial owners of less than twenty (20%) of the issued and outstanding stock of the Company. This Paragraph does not apply to transfers of stock of the Company, (1) by an assignment to a revocable living trust in which the holder is and remains a trustee and a beneficiary, or
          (2) by reason of death of the holder. It is within the Employee's discretion to exercise the Stock Options prior to the proposed sale. Any Stock Options vested in this subparagraph shall remain vested in the Employee, whether or not they are exercised before the sale, under the terms of subparagraph (v).

     5.2 Payment  of    Compensation.     All     payments   made
hereunder  shall  be   made  to the Employee, unless the Employee
notifies the Company otherwise.

     5.3 Other Benefits. The Employee shall be entitled to participate on a reasonable basis in any deferred compensation, medical reimbursement, pension, profit sharing, thrift, savings, vacation, group insurance, or other plan or program, and to receive any other benefits for which he is eligible and which the Company may provide for him or for its employees generally. The Employee is entitled to a car allowance of Seven Hundred and Fifty Dollars ($750.00) per month.

     6.  CONFIDENTIAL INFORMATION

     6.1 Disclosure of Confidential Information.

              (a) Definition. "Confidential Information" shall mean and include: (i) all records of the accounts of customers, route books, customer lists, and any other records and
books  relating  in   any   manner   to   the   customers  and/or

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suppliers  of the Company (whether such records, books, or  lists
are  prepared  by  the  Employee   or  otherwise  come  into  the
possession   or   use   of  the  Employee);  (ii)   any   product
information,    technical   data,    know-how,    specifications,
processes, drawings, sketches, formulas, computations, and any other information of any kind whatsoever, whether written or not, concerning any process, manufacture, composition of matter, plant, design, idea, method, system, or plan in which the Company has a possessory interest and which becomes known to
Employee;   and   (iii)  any  accounting,   sales,   advertising,
marketing or management information, methods or techniques, any business plans, any computer programs and routines of the
Company and any other information of any kind whatsoever, whether written or not, concerning, directly or indirectly, the Company, its plans, programs or operations, which information is not generally known in the businesses or industries in which the Company is or may become engaged during Employee's period of
employment  with  the  Company  or  during   the  term  of   this
Agreement.

              (b) Restriction on use. Any Confidential Information received or developed by Employee shall be used only in the Employee's conduct of Company's business. Such Confidential Information shall not be used by Employee for any other purpose unless otherwise directed or authorized in writing by the Board of Directors. The Employee acknowledges that the Company's primary assets consist of its gaming products and accessories. Any unauthorized disclosure of the design or marketing of such products by the Employee shall violate this Article.

              (c) Protection of Confidential Information. The Company and the Employee expressly recognize and acknowledge that any Confidential Information disclosed to or developed by Employee will not, at any time either during or after the term of this Agreement, in any manner, either directly or indirectly, be divulged, disclosed, or communicated to any person, firm or corporation, or any other business entity by the Employee, nor shall the Employee use for his own benefit or for any other purpose than the exclusive benefit of the Company, its subsidiaries, successors, or assigns, Confidential Information or any information whatsoever concerning matters affecting or relating to the business of the Company which the Employee knows or has reason to know would be valuable to competitors or potential competitors of the Company, including, but not limited to, Confidential Information or information relating to the Company's relationships with actual or potential customers or suppliers and to the needs and requirements of any such actual or potential customers. Furthermore, but not by way of limitation of the foregoing, the Employee shall not: (i) make known to any firm, person or corporation the names or addresses of any of the customers of the Company or any other information pertaining to them; or (ii) call on, solicit, or take away or attempt to call on, solicit, or take away any of the customers of the Company on whom the Employee called or with whom he became acquainted during his tenure with the Company, either for himself or for any other person, firm or corporation.

     6.2 Books and Records. The Employee further promises that he shall not without the prior written approval of the Company, make copies of any books, drawings, documents, records, or other written or printed, photographic, encoded, taped, electrostatically or electromagnetically encoded data or information of whatever nature (the "Documents") of the Company; that he shall not, without the prior written approval of the Company, remove any of the foregoing from the premises of  the  Company,  and  that he  shall  not,  without  the  prior written approval of the Company, make available to third parties access to said Documents of the Company. The Employee agrees that all records and books relating in any manner whosoever to the customers (whether actual or potential) of the Company, whether prepared by the Employee or otherwise coming into his possession, shall be the exclusive property of the Company regardless of who actually purchased the original book or record. All such books and records shall be immediately returned to the Company by the Employee upon any termination of this Agreement. If the Employee purchases any original book or record, he shall immediately inform the Company, which shall immediately reimburse the Employee.

     6.3 Limitation. Nothing contained in this Article or in any other part of this Agreement shall restrict the ability of the Employee to make, with the written consent of the Company and in the ordinary course of his employment, such disclosures as may be necessary or appropriate to the effective and efficient discharge of his duties to the Company.

     6.4 Term.  Notwithstanding  any   other  provision  of  this
Agreement, the provisions of this Article 6 shall continue in full force and effect following the expiration or termination of this Agreement.

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     7.  EMPLOYEE'S COVENANT NOT TO COMPETE

     7.1 Covenant Not to Compete.

         (a) General. The Company and the Employee expressly recognize and acknowledge that the Company is engaged in a business which is highly competitive, that any knowledge of the Company's Confidential Information or business affairs would give a competitor or potential competitor an unfair competitive advantage over the Company, that consulting or employment, directly or indirectly, of the Employee anywhere in the area in which the Company conducts its business (including, but not limited to gaming and non-gaming security and productivity equipment and products) would give to such competitor an unfair competitive advantage, and that the Employee possesses valuable skills and knowledge. In recognition of the aforementioned, the Employee and the Company hereby expressly agree that the restrictions on competition by the Employee contained in this
Article 7 are reasonable, will not overburden the Employee, and are in the best interests of both the Employee and the Company.

         (b) Time Period and Area Covered. The Employee promises that, during the term of this Agreement, as set forth in
Article 2 hereof, and for a period of six (6) years after the expiration or termination of this Agreement, he shall not, either directly or indirectly, engage in competition with the Company, or with any subsidiary, successor or appointee of the Company, as constituted during the term of this Agreement as of his resignation, departure, discharge or termination with the Company in Nevada, and within a fifty (50) mile radius of any other:

                   (i) place of business operated by the Company; or (ii) location, establishment or business where the equipment, product, or technology of the Company is operating as of such date. The Employee acknowledges that the Company's business is national and international in scope and that the solicitation of the Company's domestic or international clients in competition with the Company is a violation of this Agreement.

         (c) Affiliations Covered. The Employee further promises that, during the term of this Agreement, as set forth in
Article 2 hereof and for a period of six (6) years after the expiration or other termination of this Agreement, he shall not engage, directly or indirectly, as a proprietor, partner, shareholder, director, officer, employee, agent, or in any other capacity or manner whatsoever, in any business activity competitive with the business of the Company or of any subsidiary, successor or appointee of the Company, as constituted during his employment.

         (d) Board of Directors Approval. Either or both of the provisions contained in Subsections (b) and (c) above may be waived at any time in writing by the Board of Directors of the Company, in its sole discretion. No such waiver shall be considered as a waiver of any other term, covenant or provision of this Agreement, nor shall it be considered a waiver of any subsequent action by the Employee.

     7.2 Limitation. Nothing contained in this Article 7 shall prevent the Employee from purchasing or causing or permitting to be purchased for his direct or indirect benefit, securities of any corporation whose securities are regularly traded on any national or regional securities exchange; provided, however, that such purchase must not, without the written approval of the Company, result in the direct or indirect beneficial ownership of more than one percent of any outstanding class of equity securities of any corporation engaged directly or indirectly in any trade or business activities competitive with that carried on by the Company.

     8.  TERMINATION

     8.1 Grounds for Termination. This Agreement shall terminate as it relates to the Employee upon the first to occur of the following events:

         (a)  The death of the Employee;

         (b)  Immediately upon  five (5) days written notice from
the  Company  to  the   Employee  "for  cause."  "For  cause"  is
defined as:

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                   (i)  a  breach  of  the  terms  and conditions
          of this Agreement by the Employee (other than a breach described in subparagraph 8.1(b)(ii) herein below),
          including    the   performance   of   the    Employee's
          obligations   and  duties  hereunder,   which   remains
          uncured for a period of twenty (20) days after written notice by the Company to the Employee of any such breach;

                   (ii) a breach of the terms and conditions of this Agreement by the Employee, which breach consists of dishonest or criminal conduct, or such breach constitutes gross negligence by the Employee in failing to perform his duties and obligations under this Agreement.

         (c)  Upon  the  passing  of  fifteen ( 15)  days   after
notice from the Company to the Employee of a bona fide decision by the Company to terminate its business.

     8.2 Severance Pay. If this Agreement is terminated for any reason, other than for a reason under Section 8.1, the Company shall pay the Employee, upon termination, severance pay in a one time lump sum equal to seven (7) months of the Employee's Base Salary in effect at the time of severance.

     8.3 Effect  of  Termination  on  Stock  Options.   Under  no
circumstances  shall  the  Employee  be  entitled  to  any  Stock
Option, which has not vested or accrued prior to the Employee's termination.

     8.4 Effect of Termination on Articles 6 and 7. Notwithstanding the provisions of this Article, the provisions of Articles 6 and 7 will not terminate upon the occurrence of an event described above, but will continue in full force and effect for the periods described in those Articles. The severance pay shall constitute additional consideration for the enforcement of such provisions.

     9.  MISCELLANEOUS

     9.1 Assignment of Agreement. The knowledge and skills of the Employee are unique, and his services bargained for by this
Agreement may not be delegated by the Employee to any other person. This Agreement shall inure to the benefit of and be binding upon the Employee and his testate or intestate distributees, and the Company, its successors and assigns including, without limitation, any person, partnership, trust, corporation or other legal entity which may acquire all or substantially all of the Company's assets or which may acquire a controlling interest, either direct or beneficial, in the Company or with or into which the Company may be consolidated or merged. As used in this Agreement, the term "Company", shall include any such successor or assignee.

     9.2 Remedies. It is agreed that any breach of Article 6 or 7 of this Agreement by the Employee will result in irreparable injury to the Company and will authorize recourse by the Company to equitable remedies, including, but not limited to, affirmative or negative injunctive relief. It is further agreed that in the event of such breach, violation, or evasion of any of the Articles hereinbefore mentioned, or of any other Article herein, the Company may forthwith terminate this Agreement and thereafter be released from all claims of the Employee hereunder, provided, however, that such a termination shall not release the Employee from any warrant, covenant, term, or condition under Articles 6 or 7 of this Agreement. Nothing contained herein shall be deemed to obligate the Company to undertake such termination, and nothing contained herein shall be deemed to preclude the Company from pursuing any remedy, whether legal or equitable, which is available to it in the event of any breach, violation or evasion of any Article of this Agreement.

     9.3 Enforcement Costs. The prevailing party shall be entitled to all costs of enforcing this Agreement, regardless of whether an action at law or in equity is commenced or maintained, including but not limited to, court costs and reasonable attorneys' fees.

     9.4 Waiver of Breach. The waiver of the breach of any term or condition of this Agreement shall not be deemed to constitute the waiver of any other or subsequent breach of the same or any other terms of condition.

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     9.5 Severability.   All  terms and conditions  contained  in
this Agreement are severable, and in the event that any of them shall be held or considered to be unenforceable by any court of competent jurisdiction, this Agreement shall be interpreted as if such unenforceable term or condition was not contained herein.

     9.6 Applicable Law. This Agreement shall be governed by and interpreted according to the laws of the State of Nevada. Each party submits to the personal jurisdiction of all courts, whether Federal or State, within Nevada, and agrees that any action pertaining to this Agreement shall be brought in a court in Nevada.

     9.7 Notice. Any notice required or permitted to be given under this Agreement shall be sufficient if in writing, and if sent by registered mail to his last residence as recorded on the records of the Company in the case of the Employee, or to the principal offices of the Company, in the case of the Company.

     9.8 Modification of Agreement. No waiver or modification of this Agreement or of any term or condition herein contained shall be valid unless in writing and duly executed, nor shall any waiver or modification of this Agreement not duly executed as provided herein be deemed to be a part of this Agreement under any circumstances.

     9.9 Gender, Number, Etc. Where applicable, the singular includes the plural, the masculine includes the feminine, and vice versa.

     IN   WITNESS  WHEREOF,  the   parties  have  executed   this
Agreement, delivery of which is hereby acknowledged, as of the date first above written.

                                   CASINOVATIONS INCORPORATED


                              BY:  /s/ Bob L. Smith
                                 --------------------------------
                                   Bob L. Smith
                              Its: Chairman



                                   /s/ Steven J. Blad
                                 --------------------------------
                                   Steven J. Blad